Exhibit 21

Name and address of organization*	Address	Jurisdiction of:	Doing Business As**
U.S.

Inkware, LLC	One Vutek Place Meredith, NH, 03253	Delaware

Jetrion, LLC	1260 James L. Hart Parkway Ypsilanti, MI 48197	Michigan

Pace Partners, Inc. Pace Systems Group, Inc.	1902 2nd Avenue North Jacksonville Beach, FL 32250-2734	Florida

Profit Control Acquisition Group, LLC

Raster Printers, Inc.	2192 Bering Drive San Jose, CA 95131	California

VUTEk, Inc.	One Vutek Place Meredith, NH, 03253	Delaware

Radius Solutions Incorporated	150 North Michigan Avenue, Suite 3680 Chicago, IL 60601	Delaware

FOREIGN

Electronics For Imaging Australia Pty Ltd	Level 21, 201 Miller Street North Sydney NSW 2060, Australia	Australia

VUTEk Belgium BVBA	Ikaroslaan 9, B-1930 Zaventem, Belgium	Belgium

EFI Brazil LTDA.	Alameda Santos, 234 Suites 603 to 605 01418-000 Sao Paulo, SP, Brazil	Brazil	Electronics for Imaging do Brazil

EFI (Canada), Inc.	Box 25 Commerce Court West Toronto, Ontario, Canada M5L 1A9	Canada

Electronics for Imaging, International EFI Holdings Limited	Close Brothers (Cayman) Limited Harbour Place, 4th Floor 103 South Church Street P.O. Box 1034 Grand Cayman KY1-1102, Cayman Islands	Cayman Islands

Electronics for Imaging (France) SARL	23 rue du Roule 75001 Paris, France	France	EPLI

Electronics for Imaging GmbH	Kaiserswertherstr Strasse 115 D-40880 Ratingen Duesseldorf, Germany	Germany	Best GmbH

Name and address of organization*	Address	Jurisdiction of:	Doing Business As**
EFI Hungary Trading LLC	Tatra u. 12/B H-1136 Budapest, Hungary	Hungary

Electronics For Imaging India Private Limited	Salarpuria Hallmark No.133 Kadubeesanhalli Panatoor Gram Panchayat Bangalore, 560037, India	India

EFI Ireland Imaging Solutions Investment Company Limited	53 Merrion Square Dublin 2, Ireland	Ireland

Electronics for Imaging Israel (2007) Ltd.	5b Hanagar Street Hod Hasharon 45240, Israel	Israel

Electronics for Imaging Italia S.r.l.	Via Anfiteatro n.9 37121 Verona, Italy	Italy

EFI K.K.	Shinjuku Oak Tower 14th Floor 8-1 Nishi-Shinjuku 6-chome Shinjuku-ku, Tokyo 163-6014, Japan	Japan	Electronics for Imaging KK

Electronics for Imaging Japan YK	Shinjuku Oak Tower 14th Floor 8-1 Nishi-Shinjuku 6-chome Shinjuku-ku, Tokyo 163-6014, Japan	Japan

Electronics FOR Imaging Korea Co., Ltd.	Kyobo Tower B 13F 1303-22, Seocho-dong, Seocho-ku Seoul, Korea 137-920	Korea

Electronics For Imaging (Luxembourg) S.à r.l.	2, Rue Joseph Hackin L-1746 Luxembourg	Luxembourg

EFI Sales Mexico, S.A. de C.V.	Florencia No. 57, Floor 6-616 Juarez, Liverpool and Londres Cuauhtemoc, C.P. 06600 Federal District, Mexico	Mexico

Electronics for Imaging B.V.	201-207 Boeing Avenue 1119 PD Schiphol-Rijk The Netherlands	Netherlands

Electronics For Imaging Singapore Pte Ltd	50 Raffles Place #32-01 Singapore Land Tower Singapore 048623	Singapore

Electronics for Imaging España S.L.	C/ Fuencarral 119, 2° A 28010 Madrid, Spain	Spain

Electronics For Imaging Sweden AB	Frösundaviks allé 15, 4 tr 171 53 Solna Stockholms lan, Solna kommun, Sweden	Sweden

Name and address of organization*	Address	Jurisdiction of:	Doing Business As**
Electronics for Imaging Holding GmbH	Kunzi Treuhand Controlling and Consulting Industriestrasse 33 CH - 6300 Zug	Switzerland

Electronics for Imaging (Europe) Limited	26 Lower Kings Road Berkhamsted Hertfordshire HP4 2AE United Kingdom	UK

Golflane Limited Radius Solutions Limited Radius Solutions (UK) Limited*** Radius Solutions Pension Fund Trustees Limited Avalon Systems Limited	Manor Farm, High Street Dronfield Derbyshire S18 1PY United Kingdom	UK

*	All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI.
**	Doing Business As names above have been listed only where they differ from the name of the subsidiary
***	In January 2011, the name of “Radius Solutions (UK) Limited” changed to “Electronics for Imaging United Kingdom Limited.”